                                                                            Exhibit 11
                             THE BLACK & DECKER CORPORATION
                             ------------------------------
                            COMPUTATION OF EARNINGS PER SHARE
                            ---------------------------------
                       (Millions of Dollars Except Per Share Data)
                                                    For Nine Months Ended
                                                    ---------------------
                                            October 1, 1995         October 2, 1994
                                           -----------------       -----------------
                                                       Per                       Per
                                           Amount      Share       Amount      Share
                                           ------      -----       ------      -----
Primary:
-------

Average shares outstanding                  85.4                    84.1

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price                   2.3                   (Note 1)
                                           -----                  ---------

Adjusted shares outstanding                 87.7                    84.1
                                           =====                   =====


Net earnings                              $104.0                   $ 66.9

Less preferred stock dividend                8.7 (Note 3)             8.8
                                         -------                   ------

Net earnings attributable to
  common stock                            $ 95.3      $1.09        $ 58.1        $ .69
                                          ======      =====        ======        ======



Fully Diluted:
-------------

Average shares outstanding                 85.4                      84.1

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the higher of average market
  price or ending market price              2.8                    (Note 1)
                                          -----                    --------

Adjusted shares outstanding                88.2                      84.1

Average shares assumed to be
  converted through convertible
  preferred stock (Note 2)                  6.4                       6.4
                                          -----                     ------

Fully diluted average
  shares outstanding                       94.6                       90.5
                                         ======                     ======

Net earnings                             $104.0      $1.10          $ 66.9        $ .74
                                         ======      =====          ======        =====

Notes:    1.  Dilutive effect of common stock equivalents is less than 3% for the nine-
              month period ended October 2, 1994, and has not been shown.

          2.  The assumed conversion of convertible preferred stock is anti-dilutive and, therefore, is not used in the calculation of fully diluted earnings per share included in the financial statements.

          3.  Difference from prior year is due to rounding.

                                                                          Exhibit 11
                             THE BLACK & DECKER CORPORATION
                             ------------------------------
                            COMPUTATION OF EARNINGS PER SHARE
                            ---------------------------------
                      (Millions of dollars, except per share data)

                                                 For Three Months Ended
                                                 ----------------------
                                        October 1, 1995        October 2, 1994
                                       -----------------      -----------------
                                        Per                     Per
                                       Amount      Share       Amount      Share
                                       ------      -----       ------      -----
Primary:
-------

Average shares outstanding              85.9                    84.4

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price               2.6                  (Note 1)
                                       -----                  --------

Adjusted shares outstanding             88.5                    84.4
                                       =====                   =====


Net earnings                           $43.5                   $29.3


Less preferred stock dividend            2.9                     2.9
                                       -----                   -----

Net earnings attributable to
  common stock                         $40.6       $.46        $26.4          $.31
                                       =====       ====        =====          ====


Fully Diluted:
-------------

Average shares outstanding              85.9                    84.4

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the higher of average market
  price or ending market price           2.8                  (Note 1)
                                       -----                 ---------

Adjusted shares outstanding             88.7                    84.4

Average shares assumed to be
  converted through convertible
  preferred stock                        6.4                     6.4  (Note 2)
                                       -----                  ------

Fully diluted average
  shares outstanding                    95.1                    90.8
                                       =====                  ======


Net earnings                           $43.5       $.46        $29.3          $.32
                                       =====       ====       ======         ====

Notes:    1.  Dilutive effect of common stock equivalents is less than 3% for the three-
              month period ended October 2, 1994, and has not been shown.

          2.  The assumed conversion of convertible preferred stock is anti-dilutive and, therefore, is not used in the calculation of fully diluted earnings per share included in the financial statements.